UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2017

United Parcel Service, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Glenlake Parkway, N.E., Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 828-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On November 9, 2017, the Company entered into an agreement (the “U.S. Underwriting Agreement”) with the underwriters listed on Schedule II thereto (the “U.S. Underwriters”), whereby the Company agreed to sell and the U.S. Underwriters agreed to purchase from the Company, subject to and upon the terms and conditions set forth in the U.S. Underwriting Agreement, $350,000,000 principal amount of Floating Rate Senior Notes due 2021, $500,000,000 principal amount of Floating Rate Senior Notes due 2023, $700,000,000 principal amount of 2.050% Senior Notes due 2021, $1,000,000,000 principal amount of 2.500% Senior Notes due 2023, $500,000,000 principal amount of 2.800% Senior Notes due 2024, $1,000,000,000 principal amount of 3.050% Senior Notes due 2027 and $1,150,000,000 principal amount of 3.750% Senior Notes due 2047 (the “U.S. Transaction”).

On November 9, 2017, the Company entered into an agreement (the “Additional Underwriting Agreement”) with the underwriters listed on Schedule II thereto (the “Additional Underwriters”), whereby the Company agreed to sell and the Additional Underwriters agreed to purchase from the Company, subject to and upon the terms and conditions set forth in the Additional Underwriting Agreement, $63,893,000 principal amount of Floating Rate Senior Notes due 2067 (the “Additional Transaction” and, together with the U.S. Transaction, the “Transactions”).

The Company intends to use the net proceeds of the U.S. Transaction to make early contributions to certain of its primary domestic pension plans, to repay the $750 million outstanding principal amount of 5.50% Senior Notes due January 15, 2018, to repay commercial paper and for general corporate purposes. The Company intends to use the net proceeds of the Additional Transaction for general corporate purposes.

Copies of the U.S. Underwriting Agreement and Additional Underwriting Agreement are attached hereto as Exhibit 1.1 and Exhibit 1.2, respectively, and are incorporated herein by reference. The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the U.S. Underwriting Agreement and Additional Underwriting Agreement, respectively.

The Company is filing this Current Report on Form 8-K so as to file with the Securities and Exchange Commission certain items related to the Transaction that are to be incorporated by reference into its Registration Statement on Form S-3ASR (Registration No. 333-214056).

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

1.1	U.S. Underwriting Agreement

1.2	Additional Underwriting Agreement

4.1	Form of Floating Rate Senior Notes due 2021

4.2	Form of Floating Rate Senior Notes due 2023

4.3	Form of 2.050% Senior Notes due 2021

4.4	Form of 2.500% Senior Notes due 2023

4.5	Form of 2.800% Senior Notes due 2024

4.6	Form of 3.050% Senior Notes due 2027

4.7	Form of 3.750% Senior Notes due 2047

4.8	Form of Floating Rate Senior Notes due 2067

5.1	Opinion of King & Spalding LLP

23.1	Consent of King & Spalding LLP (included in Exhibit 5.1)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.

Date: November 14, 2017	By:	/s/ Richard N. Peretz
Name: Richard N. Peretz
Title: Senior Vice President, Chief Financial Officer and Treasurer